EXHIBIT 99

Form 4 — Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard 15th Floor Miami, FL 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	Winston Pharmaceuticals, Inc. [WPHM]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	December 16, 2009

If Amendment, Date Original
Filed (Month/Day/Year):	Not Applicable

Relationship of Reporting Person
to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature: /s/ Phillip Frost, M.D., Trustee
                    Phillip Frost, M.D., Trustee